Exhibit 24

BLACK HILLS CORPORATION

Power of Attorney of Director

KNOW ALL MEN BY THESE PRESENTS, that each undersigned director of Black Hills Corporation, a South Dakota corporation, hereby constitutes and appoints David R. Emery and Steven J. Helmers, and each of them, as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all post-effective amendments to the Registration Statement on Form S-3, No. 333-197895, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to an amendment to such Registration Statement or any supplements hereto in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done.  This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney this 27th day of October, 2015.

/s/ Linda K. Massman
Linda K. Massman
Director

/s/ Mark A. Schober
Mark A. Schober
Director